UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	February 10, 2010 (February 4, 2010)

GAMESTOP CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-32637	20-2733559
(Commission File Number)	(IRS Employer Identification No.)

625 Westport Parkway, Grapevine, Texas	76051
(Address of Principal Executive Offices)	(Zip Code)

(817) 424-2000
Registrant’s telephone number, including area code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Fiscal 2010 Salaries

On February 4, 2010, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of GameStop Corp. (the “Company”) set the annual base compensation for the fiscal year ending January 29, 2011 (“fiscal 2010”) of R. Richard Fontaine, Executive Chairman, at $1,200,000, Daniel A. DeMatteo, Chief Executive Officer, at $1,250,000, J. Paul Raines, Chief Operating Officer, at $950,000, Catherine R. Smith, Executive Vice President & Chief Financial Officer, at $610,000 and Tony D. Bartel, Executive Vice President, Merchandising & Marketing, at $610,000.

Fiscal 2010 Performance Bonus Criteria

                        On February 4, 2010, the Committee set the performance criteria under the Company’s Supplemental Compensation Plan (the “Compensation Plan”) for purposes of determining bonuses for fiscal 2010 to be paid to R. Richard Fontaine, Executive Chairman, Daniel A. DeMatteo, Chief Executive Officer, J. Paul Raines, Chief Operating Officer, Catherine R. Smith, Executive Vice President & Chief Financial Officer and Tony D. Bartel, Executive Vice President, Merchandising & Marketing.

                        The performance criteria are based on operating earnings with bonus payouts based on a percentage of annual salary as set forth below.  Bonuses may also be earned in greater or lesser percentages if targets are exceeded or not achieved by specified amounts, as set forth in the Compensation Plan.

Name and Position	Annual Bonus as Percentage of Annual Salary if Target Achieved

R. Richard Fontaine Executive Chairman	200%

Daniel A. DeMatteo Chief Executive Officer	200%

J. Paul Raines, Chief Operating Officer	100%

Catherine R. Smith Executive Vice President & Chief Financial Officer	100%

Tony D. Bartel Executive Vice President, Merchandising & Marketing	100%

Grants Under the Company’s Incentive Plan

On February 4, 2010, the Committee approved the following grants of restricted shares under the Company’s Incentive Plan to the Company’s executive officers and directors:

Name and Position	Grant

R. Richard Fontaine Executive Chairman	90,000 Restricted Shares (1)

Daniel A. DeMatteo Chief Executive Officer	90,000 Restricted Shares (1)

J. Paul Raines Chief Operating Officer	81,000 Restricted Shares (1)

Catherine R. Smith
Executive Vice President & Chief Financial Officer	51,000 Restricted Shares (1)

Tony D. Bartel
Executive Vice President, Merchandising & Marketing	60,000 Restricted Shares (1)

Michael K. Mauler
Executive Vice President, GameStop International	30,000 Restricted Shares (1)

Robert A. Lloyd
Senior Vice President & Chief Accounting Officer	7,200 Restricted Shares (1)

Each Non-Employee Member of the Board of Directors
(nine individuals)	6,120 Restricted Shares (1)

(1)        Class A Common Stock, vesting in equal annual installments on February 4th of each of the years 2011 through 2013.

Cash Bonus Related to Vesting of Restricted Share Grants

On February 4, 2010, the Board, upon the recommendation of the Committee, approved a cash bonus to each of the above-referenced recipients of a restricted share grant in an amount equal to $20.00 per each restricted share granted, payable only if and to the extent such restricted share vests.  The net amount of such bonus, after deduction of applicable withholding taxes, may (and is expected to) be withheld by the Company to satisfy any applicable withholding taxes due to the Company from the recipient with respect to the related restricted share vesting, with the balance, if any, to be paid by the Company to the recipient in cash within ten days following the date such restricted share vests.

Fiscal 2010 Board Fees

On February 4, 2010, the Board, upon the recommendation of the Committee, approved the Board fees for fiscal 2010.  The annual retainer to be received by each non-employee member of the Board for fiscal 2010 was set at $50,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMESTOP CORP.
(Registrant)

Date: February 10, 2010	By:	/s/ Catherine R. Smith
Catherine R. Smith
Executive Vice President and Chief Financial Officer